UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   November 27, 2006

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park 271 Mill Road Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 20, 2006, Datawatch Corporation (the “Company”), together with its wholly-owned subsidiary Datawatch Technologies Corporation, entered into a one-year Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”), as amended on August 2, 2006. The Loan Agreement established two revolving $1.5 million lines of credit, for a total of $3.0 million. As of September 30, 2006, the Company was in default on its covenant to maintain the minimum level of Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) less capital expenditures under the Loan Agreement. Under a Second Loan Modification Agreement (“Modification Agreement”) dated as of November 27, 2006, SVB has agreed to waive this covenant for the Company for the three month period ended September 30, 2006, suspend this covenant for the three month periods ended October 31, 2006 and November 30, 2006, and to reduce the required EBITDA from $500,000 to $250,000 for each three month period ending on the last day of each month beginning on January 31, 2007 and thereafter. Additionally, the Modification Agreement changes the interest rate applicable to borrowings under the first line of credit. Under this line of credit, from July 31, 2006 until November 27, 2006, the interest rate was equal to the prime rate plus 1.5%, which was reduced to the prime rate plus 1.0% until five days after the Company delivers its December 31, 2006 financial statements indicating it is in compliance with all financial covenants under the Loan Agreement. Thereafter, the interest rate is further reduced to prime rate plus 0.5% for the remainder of the Loan Agreement. The interest rate for the second line of credit remains unchanged. No additional borrowings from the June 30, 2006 borrowing level will be available to the Company until December 31, 2006.

A copy of the Modification Agreement is filed as Exhibit 10.1 to this report.

Item 2.02	Results of Operations and Financial Condition

On November 28, 2006, the Company issued a press release regarding its financial results for the quarter and fiscal year ended September 30, 2006. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02, including in Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

The following Exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Second Loan Modification Agreement dated November 27, 2006 between Silicon Valley Bank, Datawatch Corporation, and Datawatch Technologies Corporation

99.1	Press Release dated November 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

Date: November 28, 2006
By: /s/ Robert W. Hagger
Name: Robert W. Hagger
Title: President and Chief Executive Officer